UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 9, 2006
EDAC TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Wisconsin	0-14275	39-1515599

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1806 New Britain Avenue, Farmington, CT 06032

(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 860-677-2603
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
By letter dated March 9, 2006, John Moses resigned from the Board of Directors of EDAC Technologies Corporation (the “Company). Mr. Moses held the position of Chairman of the Compensation Committee of the Board of Directors at the time of his resignation.
In his letter of resignation, Mr. Moses indicated that his resignation was because his fellow Board members have repeatedly refused to address Mr. Moses’ request to hire a full-time chief executive officer, and his request to change the manner in which directors are elected from plurality voting to majority voting. The Company believes that some of Mr. Moses’ allegations are without merit. However, the Company has reviewed and continues to review the issues raised by Mr. Moses.
The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.
The following exhibit is included herewith:

Exhibit No.	Description
17.1	Letter of Resignation of John Moses
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDAC TECHNOLOGIES CORPORATION
Date: March 13, 2006	By:	/s/ Glenn L. Purple
Vice President-Finance and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
17.1	Letter of Resignation of John Moses